Exhibit 99.1

FOR IMMEDIATE RELEASE

For Additional Information:

A. William Stein	Pamela Matthews Investor/Analyst Information Digital Realty Trust, Inc. (415) 738-6532
Chief Financial Officer and Chief Investment Officer
Digital Realty Trust, Inc.
(415) 738-6500

DIGITAL REALTY TRUST TO PRESENT AT THE CREDIT SUISSE

2006 REAL ESTATE CONFERENCE

San Francisco, Calif. (March 30, 2006) – Digital Realty Trust (NYSE: DLR) announced today that A. William Stein, CFO and Chief Investment Officer, will be presenting on Wednesday, April 5th at the Credit Suisse 2006 Real Estate Conference at 5:15 p.m. EST. The conference is being held April 4 - 6, 2006 at Credit Suisse in New York City.

A webcast of the live Credit Suisse presentation will be accessible from the investor relations section of Digital Realty Trust’s website at www.digitalrealtytrust.com. For those who cannot participate in the live event, an archive of the webcast will also be available at www.digitalrealtytrust.com.

About Digital Realty Trust, Inc.

Digital Realty Trust, Inc. owns, acquires, repositions and manages technology-related real estate. The Company’s 45 properties contain applications and operations critical to the day-to-day operations of technology industry tenants and corporate enterprise data center tenants. Comprising approximately 9.3 million net rentable square feet, including 1.2 million square feet of space held for redevelopment, Digital Realty Trust’s property portfolio is located throughout the United States and Europe. For additional information, please visit the company’s website at www.digitalrealtytrust.com.

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560 MISSION STREET, SUITE 2900

SAN FRANCISCO, CA 94105

415-738-6500